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                                                                    Exhibit 16.1

June 30, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 30, 2003, of Gaylord Entertainment Company 401(k) Savings Plan and are in agreement with the statements contained therein.



                                         /s/ Ernst & Young LLP